SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 25, 2009

Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393

(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005

(Address of Principal Executive Offices)	(Zip Code)

212-344-1600

Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 5.02 –   Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers

(e) HOMI Israel, Ltd., a wholly owned subsidiary of Hotel Outsource Management International, Inc. entered into a new employment agreement with Jacob Ronnel, its Chief Executive Officer. Pursuant to this employment agreement, Mr. Ronnel shall serve as Chief Executive Officer of HOMI.

Pursuant to the agreement with Jacob Ronnel, Mr. Ronnel shall serve as CEO of HOMI and its subsidiaries. The total cost to HOMI of Mr. Ronnel's employment shall be $159,996, in addition to a $1,000 monthly car allowance. Mr. Ronnel's employment may be terminated upon 120 days notice.   In addition, Mr. Ronnel has agreed to provide services as requested by the company for up to two years following the termination, for any reason, of his employment.  Mr. Ronnel shall commit to 20 hours per month for the two years following termination.  In consideration for such services and for agreeing not to compete with the company, Mr. Ronnel shall be paid $4,500 per month.  In the event HOMI no longer requires Mr. Ronnel’s services in the second year after the termination of his employment with the company, the company shall no longer be required to pay that monthly fee, at which time Mr. Ronnel shall no longer be bound by the non-compete contained in his employment agreement. This employment agreement is effective as of January 1, 2009.

Item 9.01 –    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.       Description

Exhibit 10.01    Employment agreement by and among HOMI Israel, Ltd and Jacob Ronnel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

January 26, 2009	Hotel Outsource Management International, Inc.

	By:	/s/ Daniel Cohen
Name: Daniel Cohen
Title : President

Exhibit Index

Exhibit No.          Description of Exhibit

10.01                  Employment agreement by and among HOMI Israel, Ltd
               and Jacob Ronnel